Exhibit 99.1

Immersion Corporation Reports Fourth Quarter and Full Year 2023 Results

Fourth Quarter GAAP Net Income of $16.0 million or $0.49 per diluted share

Fourth Quarter Non-GAAP Net Income of $16.9 million or $0.52 per diluted share

Repurchased 1% of shares outstanding

AVENTURA FL, March 7, 2024 – Immersion Corporation (NASDAQ: IMMR), a leading developer and provider of technologies for haptics, today reported financial results for the fourth quarter and full year ended December 31, 2023.

Fourth Quarter Financial Summary:1

•	Total revenues of $10.4 million, compared to $9.2 million in the fourth quarter of 2022. Royalty and license revenues were $10.4 million, compared to $9.1 million in the fourth quarter of 2022.
•	GAAP net income was $16.0 million, or $0.49 per diluted share, compared to GAAP net income of $19.7 million, or $0.60 per diluted share, in the fourth quarter of 2022.
•	GAAP operating expenses of $5.3 million in the fourth quarter of 2023, compared to GAAP operating expenses of $3.4 million in the fourth quarter of 2022. Non-GAAP operating expenses of $4.5 million in the fourth quarter of 2023, compared to Non-GAAP operating expenses of $2.6 million in the fourth quarter of 2022.
•	Non-GAAP net income was $16.9 million, or $0.52 per diluted share in the fourth quarter of 2023, compared to non-GAAP net income of $20.5 million, or $0.63 per diluted share in the fourth quarter of 2022.
•	Repurchased 319,017 shares in the fourth quarter of 2023 (1% of shares outstanding at December 31, 2023) at an average price of $6.52 per share.

Fiscal Year 2023 Financial Summary:

•	Revenues for 2023 were $33.9 million, compared to $38.5 million in 2022. Royalty and license revenues for 2023 totaled $33.8 million, compared to $38.2 million in 2022.
•	Net income for 2023 was $34.0 million, or $1.04 per diluted share, compared to net income of $30.7 million, or $0.92 per diluted share, for 2022.
•	GAAP operating expenses of $16.0 million in 2023, compared to GAAP operating expenses of $14.0 million in 2022. Non-GAAP operating expenses of $11.5 million in 2023, compared to Non-GAAP operating expenses of $10.2 million in 2022.
•	Non-GAAP net income for 2023 was $38.5 million, or $1.18 per diluted share, compared to non-GAAP net income for 2022 of $34.5 million, or $1.03 per diluted share.
•	Cash, cash equivalents and short-term investments were $160.4 million as of December 31, 2023, an increase of $10.7 million from $149.7 million as of December 31, 2022.
•	Repurchased 1,217,774 shares in 2023 (3.9% of shares outstanding at December 31, 2023) at an average price of $6.77 per share.

  1 Non-GAAP measures are not calculated in accordance with GAAP as described in this press release. A reconciliation of each Non-GAAP measure to the most applicable GAAP measure is included in this press release.

Eric Singer, Chairman & CEO, stated, “2023 was a year of steady execution and accomplishment for Immersion as we maintained our efforts to enforce our intellectual property, renew license deals, and thoughtfully allocate capital. We returned $15.7 million to shareholders via buybacks and dividends during the year while also increasing our stockholder’s equity to $183.1million, or $5.81 per share, as of December 31, 2023.  This is an increase of over $27.4 million from $157.7 million, or $4.89 per share, at the end of 2022.”

“As we enter 2024, we continue to focus on our stated objectives and are confident that our strong balance sheet positions us well,” Singer concluded.

The sixth quarterly dividend, in the amount of $0.045 per share, will be paid on April 19, 2024 to shareholders of record on April 12, 2024. Future quarterly dividends will be subject to further review and approval by the Board of Directors (the “Board”) in accordance with applicable law. The Board reserves the right to adjust or withdraw the quarterly dividend in future periods as it reviews the Company’s capital allocation strategy from time-to-time.

About Immersion

Immersion Corporation (Nasdaq: IMMR) is a leading innovator of touch feedback technology, also known as haptics. The company invents, accelerates, and scales haptic experiences by providing technology solutions for mobile, automotive, gaming, and consumer electronics. Haptic technology creates immersive and realistic experiences that enhance digital interactions by engaging users' sense of touch. Learn more at www.immersion.com.

Use of Non-GAAP Financial Measures

Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as Non-GAAP net income, Non-GAAP operating expenses and Non-GAAP net income per diluted share because it is useful in understanding the company’s performance as it excludes certain non-cash expenses like stock-based compensation expense and other special charges, depreciation and restructuring costs, that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. The non-GAAP financial measures are not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements involve risks and uncertainties. Forward-looking statements are identified by words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “can,” “will,” “places,” “estimates,” and other similar expressions. However, these words are not the only way we identify forward-looking statements. Examples of forward-looking statements include any expectations, projections, or other characterizations of future events, or circumstances, including but not limited to statements about the Company’s focus on protecting its intellectual property, either through the execution of new or renewal license agreements or by proactive enforcement continuing to pursue thoughtful capital allocation to increase long-term shareholder value, and the timing of any dividend payments.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results could differ materially from those projected in the forward-looking statements, therefore we caution you not to place undue reliance on these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the inability to predict the outcome of any litigation, the costs associated with any litigation and the risks related to our business, both direct and indirect, of initiating litigation, unanticipated changes in the markets in which the Company operates; the effects of the current macroeconomic climate; delay in or failure to achieve adoption of or commercial demand for the Company’s products or third party products incorporating the Company’s technologies; the inability of Immersion to renew existing licensing arrangements, or enter into new licensing arrangements on favorable terms; the loss of a major customer; the ability of Immersion to protect and enforce its intellectual property rights and other factors. For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2023 as filed with the U.S. Securities and Exchange Commission. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and Immersion does not intend to update these forward-looking statements after the date of this press release, except as required by law.

Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners. The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR – C)

Immersion Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2023	December 31, 2022
	(1)	(1)
ASSETS
Cash and cash equivalents	$56,071	$48,820
Investments-current	104,291	100,918
Accounts and other receivables	2,241	1,235
Prepaid expenses and other current assets	9,847	9,347
Total current assets	172,450	160,320
Property and equipment, net	211	293
Investments-noncurrent	33,350	17,040
Long-term deposits	6,231	4,324
Deferred tax assets	3,343	7,217
Other assets	146	916
TOTAL ASSETS	$215,731	$190,110
LIABILITIES
Accounts payable	$47	$86
Accrued compensation	3,127	2,029
Deferred revenue-current	4,239	4,766
Other current liabilities	11,900	11,044
Total current liabilities	19,313	17,925
Deferred revenue-noncurrent	8,390	12,629
Other long-term liabilities	4,926	1,856
Total liabilities	32,629	32,410
STOCKHOLDERS’ EQUITY	183,102	157,700
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$215,731	$190,110
(1) Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Revenues:
Royalty and license	$10,380	$9,099	$33,781	$38,178
Development, services, and other	—	65	138	283
Total revenues	10,380	9,164	33,919	38,461
Operating expenses:
Sales and marketing	890	229	1,751	1,219
Research and development	22	262	281	1,380
General and administrative	4,432	2,892	13,960	11,442
Total operating expenses	5,344	3,383	15,992	14,041
Operating income	5,036	5,781	17,927	24,420
Interest and other income (loss), net	14,257	8,958	24,988	2,545
Income before benefit from (provision for) income taxes	19,293	14,739	42,915	26,965
Benefit from (provision for) income taxes	(3,303)	4,963	(8,939)	3,699
Net income	$15,990	$19,702	$33,976	$30,664
Basic net income per share	$0.49	$0.61	$1.05	$0.92
Shares used in calculating basic net income per share	32,465	32,327	32,214	33,280
Diluted net income per share	$0.49	$0.60	$1.04	$0.92
Shares used in calculating diluted net income per share	32,707	32,584	32,536	33,508

Immersion Corporation

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
GAAP net income	$15,990	$19,702	$33,976	$30,664
Add: Stock-based compensation	869	756	3,395	3,417
Add: Restructuring expense	7	—	420	—
Add: Depreciation and amortization of property and equipment	12	45	68	140
Other nonrecurring charges	6	27	627	322
Non-GAAP net income	$16,884	$20,530	$38,486	$34,543
Non-GAAP net income per diluted share	$0.52	$0.63	$1.18	$1.03
Shares used in calculating Non-GAAP net income per diluted share	32,707	32,584	32,536	33,508

Immersion Corporation

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
GAAP operating expenses	$5,344	$3,383	$15,992	$14,041
Adjustments to GAAP operating expenses:
Stock-based compensation expense - S&M	(302)	(41)	(412)	(61)
Stock-based compensation expense - R&D	(2)	(21)	69	(117)
Stock-based compensation expense - G&A	(565)	(694)	(3,052)	(3,239)
Restructuring expense	(7)	—	(420)	—
Depreciation and amortization expense of property and equipment	(12)	(45)	(68)	(140)
Other nonrecurring charges	(6)	(27)	(627)	(322)
Non-GAAP operating expenses	$4,450	$2,555	$11,482	$10,162

Investor Contact:

J. Michael Dodson

Immersion Corporation

mdodson@immersion.com